Exhibit 4.9

BGC GROUP, INC.

Issuer

- and -

UMB BANK, N.A.

Trustee

INDENTURE

Dated as of                 , 2023

Debt Securities

Reconciliation and tie between

Trust Indenture Act of 1939 (the “Trust Indenture Act”)

and Indenture

Trust Indenture Act Section	Indenture Section
§310(a)(1)	607
(a)(2)	607
(b)	608
§312(a)	701
(b)	702
(c)	702
§313(a)	703
(b)(2)	703
(c)	703
(d)	703
§314(a)	704
(c)(1)	102
(c)(2)	102
(e)	102
(f)	102
§316(a) (last sentence)	101
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
§317(a)(1)	503
(a)(2)	504
(b)	1003
§318(a)	108

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

i

Article Eight CONSOLIDATION, MERGER AND SALES		56

Section 801.	Company May Consolidate, Etc., Only on Certain Terms	56
Section 802.	Successor Person Substituted for Company	57

Article Nine SUPPLEMENTAL INDENTURES		57

Section 901.	Supplemental Indentures without Consent of Holders	57
Section 902.	Supplemental Indentures with Consent of Holders	59
Section 903.	Execution of Supplemental Indentures	61
Section 904.	Effect of Supplemental Indentures	61
Section 905.	Reference in Securities to Supplemental Indentures	61
Section 906.	Conformity with Trust Indenture Act	61

Article Ten COVENANTS		61

Section 1001.	Payment of Principal, Premium, Interest and Additional Amounts	61
Section 1002.	Maintenance of Office or Agency	62
Section 1003.	Money for Securities Payments to Be Held in Trust	62
Section 1004.	Additional Amounts	64
Section 1005.	Corporate Existence	64
Section 1006.	Company Statement as to Compliance	64

Article Eleven REDEMPTION OF SECURITIES		65

Section 1101.	Applicability of Article	65
Section 1102.	Election to Redeem; Notice to Trustee	65
Section 1103.	Selection by Trustee of Securities to be Redeemed	65
Section 1104.	Notice of Redemption	66
Section 1105.	Deposit of Redemption Price	67
Section 1106.	Securities Payable on Redemption Date	68
Section 1107.	Securities Redeemed in Part	68

Article Twelve SINKING FUNDS		68

Section 1201.	Applicability of Article	68
Section 1202.	Satisfaction of Sinking Fund Payments with Securities	69
Section 1203.	Redemption of Securities for Sinking Fund	69

Article Thirteen REPAYMENT AT THE OPTION OF HOLDERS		70

Section 1301.	Applicability of Article	70

Article Fourteen SECURITIES IN FOREIGN CURRENCIES		70

Section 1401.	Applicability of Article	70

Article Fifteen MEETINGS OF HOLDERS OF SECURITIES		71

Section 1501.	Purposes for Which Meetings May Be Called	71
Section 1502.	Call, Notice and Place of Meetings	71
Section 1503.	Persons Entitled to Vote at Meetings	71
Section 1504.	Quorum; Action	71
Section 1505.	Determination of Voting Rights; Conduct and Adjournment of Meetings	72
Section 1506.	Counting Votes and Recording Action of Meetings	73

INDENTURE, dated as of              , 2023 (the “Indenture”), by and between BGC GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), having its principal executive office located at 499 Park Avenue, New York, New York 10022; and UMB BANK, N.A., a duly organized and existing national banking association under the laws of the United States, as trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior or subordinated debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”), unlimited as to principal amount, to bear such fixed or floating rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

This Indenture is subject to the provisions of the Trust Indenture Act (as herein defined), and the rules and regulations of the Commission (as herein defined) promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Definitions.

Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4) the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(6) provisions apply to successive events and transactions;

(7) the term “merger” includes a statutory share exchange and the terms “merge” and “merged” have correlative meanings;

(8) the masculine gender includes the feminine and the neuter; and

(9) references to agreements and other instruments include subsequent amendments and supplements thereto.

Certain terms used principally in certain Articles hereof are defined in those Articles.

“Act”, when used with respect to any Holders, has the meaning specified in Section 104.

“Additional Amounts” means any additional amounts which are required by this Indenture or by any Security, or by the terms of any Security established pursuant to Section 301, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on Holders specified herein or therein.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person appointed by the Trustee pursuant to Section 611 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Board of Directors” means the board of directors of the Company or any committee of that board duly authorized to act generally or in any particular respect for the Company hereunder.

“Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means, unless otherwise specified with respect to the Securities of any series pursuant to Section 301, any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close; provided that such term shall mean, when used with respect to any payment of principal of, or premium or interest, if any, on, or Additional Amounts with respect to, the Securities of any series to be made at any Place of Payment for such Securities, unless otherwise specified pursuant to Section 301 with respect to such Securities, any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including any preferred stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person and any other obligor upon the Securities.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, a Vice President, the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary of the Company, or any individual serving in any of the foregoing roles in an interim capacity, and delivered to the Trustee.

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established.

“Corporate Trust Office” means the corporate trust office of the Trustee, at which at any particular time its corporate trust business with respect to this Indenture shall be administered, which office at the date of execution of this Indenture is located at 100 William Street, Suite 1850, New York, NY 10038.

“Corporation” includes corporations, partnerships, associations, limited liability companies and other companies, and business trusts. The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

“Currency”, with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Amounts with respect to any Security, means Dollars or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Security and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.

“CUSIP number” means the alphanumeric designation assigned to a Security by Standard & Poor’s, CUSIP Service Bureau.

“Defaulted Interest” has the meaning specified in Section 307.

“Depository” means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as depository by the Company in or pursuant to this Indenture, and, unless otherwise provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “Depository” shall mean, with respect to any Securities, the depository which has been appointed with respect to such Securities.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Equivalent Terms” has the meaning specified in Section 1102.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such government.

“GAAP” and “generally accepted accounting principles” mean, unless otherwise specified with respect to any series of Securities pursuant to Section 301, such accounting principles as are generally accepted in the United States of America as of the date or time of any computation required hereunder.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on the relevant Security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Holder”, in the case of any Registered Security, means the Person in whose name such Security is registered in the Security Register.

“Indebtedness”, when used with respect to any Person, and without duplication, unless otherwise specified with respect to the Securities of any series pursuant to Section 301, means:

(1) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

(3) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person and (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

(4) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(5) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (4);

(6) any indebtedness or other obligations described in clauses (1) through (5) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

(7) any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (6).

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security established pursuant to Section 301 (as such terms and provisions may be amended pursuant to the applicable provisions hereof), provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of those particular series of Securities for which such Person is Trustee established pursuant to Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“interest”, with respect to any Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates, as in effect from time to time.

“Judgment Currency” has the meaning specified in Section 116.

“Maturity”, with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture or such Security, whether at the Stated Maturity, upon acceleration, upon redemption at the option of the Company, upon repurchase or repayment at the option of the Holder or otherwise, and includes a Redemption Date for such Security and a date fixed for the repurchase or repayment of such Security at the option of the Holder.

“New York Banking Day” has the meaning specified in Section 116.

“Office” or “Agency”, with respect to any Securities, means an office or agency of the Company maintained or designated in a Place of Payment for such Securities pursuant to Section 1002 or any other office or agency of the Company maintained or designated for such Securities pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

“Officer’s Certificate” means a certificate signed by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, or any individual serving in any of the foregoing roles in an interim capacity, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides for an amount less than the principal amount thereof to be due and payable upon acceleration pursuant to Section 502.

“Outstanding”, when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(a)	any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

(b)

any such Security for whose payment at the Maturity thereof money in the necessary amount (or, to the extent that such Security is payable at such Maturity in shares of Common Stock or other securities or property, Common Stock or such other securities or property in the necessary amount, together with, if applicable, cash in lieu of fractional shares or securities) has been theretofore deposited pursuant hereto (other than pursuant to Section 402) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)	any such Security with respect to which the Company has effected defeasance or covenant defeasance pursuant to Section 402, except to the extent provided in Section 402;

(d)

any such Security which has been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Company; and

(e)

any such Security converted or exchanged as contemplated by this Indenture into Common Stock or other securities or property, if the terms of such Security provide for such conversion or exchange pursuant to Section 301;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be due and payable upon acceleration thereof pursuant to Section 502 at the time of such determination, and (ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed Outstanding for such purpose shall be equal to the principal amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, and (iii) the principal amount of a Security denominated in a Foreign Currency that may be counted in making such determination and that shall be deemed Outstanding for such purposes shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, the Trustee shall be entitled to conclusively rely on any such request, demand, authorization, direction, notice, consent or waiver, but only to the extent the Responsible Officer of the Trustee making such determination does not have actual knowledge that such Securities are not so owned. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes in writing to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Company or any other obligor upon the Securities or an Affiliate of the Company or such other obligor.

“Paying Agent” means any Person authorized and appointed by the Company to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Security on behalf of the Company.

“Person” and “person” mean any individual, Corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to such Security are payable as provided in or pursuant to this Indenture or such Security.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security.

“Redemption Date”, with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Security.

“Redemption Price”, with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Security.

“Registered Security” means any Security established pursuant to Section 201 which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Registered Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as the regular record date for the payment of such interest.

“Required Currency” has the meaning specified in Section 116.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, or any successor thereto, in each case as amended from time to time.

“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities”, with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Significant Subsidiary” means any Subsidiary of the Company which is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the Commission (as such rule is in effect on the date of this Indenture).

“Special Record Date” for the payment of any Defaulted Interest on any Registered Security means a date fixed therefor by the Trustee pursuant to Section 307.

“Stated Maturity”, with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, means the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.

“Subsidiary” means (1) any corporation at least a majority of the total voting power of whose outstanding Voting Stock is owned, directly or indirectly, at the date of determination by the Company and/or one or more other Subsidiaries, and (2) any other Person in which the Company and/or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own at least a majority of the outstanding ownership interests or (y) have the power to elect or direct the election of, or to appoint or approve the appointment of, at least a majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.

“United States”, means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and the term “United States of America” means the United States of America.

“United States Alien”, except as otherwise provided in or pursuant to this Indenture or any Security, means any Person who, for U.S. federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President”.

“Voting Stock” means, with respect to any corporation, any class or series of Capital Stock of such corporation the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or to appoint or to approve the appointment of, the directors of, or other persons holding similar positions with, such corporation.

Section 102. Compliance Certificates and Opinions.

Except as otherwise expressly provided in or pursuant to this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Section 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, a governmental official or officers or any other Person or Persons, stating that the information with respect to such factual matters is in the possession of the Company unless counsel rendering the Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 104. Acts of Holders.

(1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1506.

Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depository that is a Holder of a global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture or the Securities to be made, given or taken by Holders, and a Depository that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such Depository’s standing instructions and customary practices.

(2) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(3) The ownership, principal amount and serial numbers of Registered Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

(4) If the Company shall solicit from the Holders of any Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized, agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Registered Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(5) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Security.

Section 105. Notices, etc. to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including electronic delivery) to or with the Trustee at its Corporate Trust Office, or

(2) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (including electronic delivery) and mailed, first-class postage prepaid, to the Company addressed to the attention of its Chief Financial Officer or the individual serving in that capacity at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

Section 106. Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee in its sole discretion shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Anything herein to the contrary notwithstanding, unless otherwise expressly stated in this Indenture or pursuant to Section 301 with respect to the Securities of any series, if a Depository or its nominee is the Holder of any Security, then any notice given to such Depository or its nominee, as the case may be, in respect of such Security may be given by the Company or the Trustee electronically in accordance with the procedures of such Depository as in effect from time to time in lieu of giving notice to such Depository or such nominee, as the case may be, by mail and all references in this Indenture to the mailing of any such notice shall be deemed to mean, solely as concerns the notice given by the Company or the Trustee to such Depository or its nominee, as the case may be, the electronic transmission of such notice as aforesaid, mutatis mutandis.

Section 107. Language of Notices.

Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 108. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed hereon by Section 318(c) thereof, such required provision shall control.

Section 109. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 111. Separability Clause.

In case any provision in this Indenture or any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 112. Benefits of Indenture.

Nothing in this Indenture or any Security, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113. Governing Law; Waiver of Jury Trial.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401. Each of the Company, the Holders and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the Securities.

Section 114. Legal Holidays.

Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of, or any other day on which a payment is due with respect to, any Security shall be a day which is not a Business Day, then payment need not be made on such day, but such payment may be made on the next succeeding day that is a relevant Business Day with the same force and effect as if made on the Interest Payment Date, at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest shall accrue or be payable on such succeeding Business Day for the period from and after such Interest Payment Date, Stated Maturity, Maturity or other payment date, as the case may be, to such succeeding Business Day.

Section 115. Counterparts.

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

Section 116. Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, or Additional Amounts on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the date on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed. The provisions of this Section 116 shall not be applicable with respect to any payment due on a Security which is payable in Dollars.

Section 117. USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 118. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder or other document or agreement entered into in connection herewith arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services and hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access; it being understood that the Trustee shall use reasonable efforts which are consistent with the Trustee’s business recovery process to resume performance as soon as practicable under the circumstances.

Section 119. Extension of Payment Dates.

In the event that (i) the terms of any Security established in or pursuant to this Indenture permit the Company or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, with respect to such Security is due and payable and (ii) the due date for any such payment shall have been so extended, then all references herein to the Stated Maturity of such payment (and all references of like import) shall be deemed to refer to the date as so extended.

Section 120. Immunity of Stockholders, Directors, Officers and Agents of the Company.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any of the Company’s predecessors or successors, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

ARTICLE TWO

SECURITIES FORMS

Section 201. Forms Generally.

Each Registered Security and temporary or permanent global Security issued pursuant to this Indenture shall be in the form established by or pursuant to a Board Resolution of the Company and set forth in an Officer’s Certificate of the Company, or established in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officer of the Company executing such Security as evidenced by the execution of such Security.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in registered form without coupons.

Definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officer of the Company executing such Securities, as evidenced by the execution of such Securities.

Section 202. Form of Trustee’s Certificate of Authentication.

Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

UMB Bank, N.A., as Trustee

By:
Authorized Signatory

Section 203. Securities in Global Form.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in global form. If Securities of a series shall be issuable in temporary or permanent global form, any such Security may provide that it or any principal amount of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser principal amount as is permitted by the terms thereof) from time to time endorsed thereon or reflected on the books and records of the Trustee and the Depository and may also provide that the aggregate principal amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Security in global form to reflect the principal amount, or any increase or decrease in the principal amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or pursuant to Section 301 with respect to such Security or in the Company Order to be delivered pursuant to Section 303 or 304 with respect thereto. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in global form in the manner and upon written instructions given by the Person or Persons specified therein or pursuant to Section 301 with respect to such Security or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Security in global form shall be in writing but need not be accompanied by or contained in an Officer’s Certificate of the Company and need not be accompanied by an Opinion of Counsel. Notwithstanding the foregoing provisions of this paragraph, in the event a global Security is exchangeable for definitive Securities as provided in Section 305, then, unless otherwise provided in or pursuant to this Indenture with respect to the Securities of such series, the Trustee shall deliver and redeliver such global Security to the extent necessary to effect such exchanges, shall endorse such global Security to reflect any decrease in the principal amount thereto resulting from such exchanges and shall take such other actions, all as contemplated by Section 305.

Notwithstanding the provisions of Section 307, payment of principal of, any premium and interest on, and any Additional Amounts in respect of any Security in temporary or permanent global form shall be made to the Person in whose name such Security is registered.

Notwithstanding anything to the contrary, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of the principal amount of Outstanding Securities represented by a global Security, in the case of a global Security in registered form, the Holder of such global Security in registered form.

ARTICLE THREE

THE SECURITIES

Section 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series.

With respect to any Securities to be authenticated and delivered hereunder, there shall be established in or pursuant to one or more Board Resolutions of the Company and set forth in an Officer’s Certificate of the Company, or established in one or more indentures supplemental hereto, prior to the issuance of any Securities of a series,

(1) the title of the Securities of such series;

(2) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, 305, 306, 905 or 1107, upon repayment in part of any Security of such series pursuant to Article Thirteen or upon surrender in part of any Security for conversion or exchange into Common Stock or other securities or property pursuant to its terms);

(3) if any of such Securities are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether such Securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 305, (iii) the name of the Depository with respect to any such global Security and (iv) if applicable and in addition to the Persons specified in Section 305, the Person or Persons who shall be entitled to make any endorsements on any such global Security and to give the instructions and take the other actions with respect to such global Security contemplated by the first paragraph of Section 203;

(4) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal and premium, if any, of such Securities is payable;

(5) the rate or rates at which such Securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on Registered Securities on any Interest Payment Date, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(6) whether Securities of the series will be senior or subordinated obligations of the Company and, if subordinated, the relevant subordination provisions applicable to the Securities;

(7) if in addition to or other than the Corporate Trust Office, the place or places where the principal of, any premium and interest on or any Additional Amounts with respect to such Securities shall be payable, any of such Securities that are Registered Securities may be surrendered for registration of transfer or exchange, any of such Securities may be surrendered for conversion or exchange and notices or demands to or upon the Company in respect of such Securities and this Indenture may be served;

(8) whether any of such Securities are to be redeemable at the option of the Company and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company;

(9) if the Company is obligated to redeem or purchase any of such Securities pursuant to any sinking fund or analogous provision or at the option of any Holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or purchased;

(10) the denominations in which any of such Securities that are Registered Securities shall be issuable if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(11) whether such Securities will be convertible into and/or exchangeable for Common Stock or other securities or property, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof;

(12) if other than the principal amount thereof, the portion of the principal amount of any of such Securities that shall be payable upon acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion is to be determined;

(13) if other than Dollars, the Foreign Currency in which purchases of such Securities must be made and the Foreign Currency in which payment of the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities shall be payable;

(14) if the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities are to be payable, at the election of the Company or a Holder thereof or otherwise, in a Currency other than that in which such Securities are stated to be payable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are stated to be payable and the Currency in which such Securities or any of them are to be paid pursuant to such election, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Company or a Holder thereof or otherwise, in a Foreign Currency;

(15) if the amount of payments of principal of, any premium or interest on or any Additional Amounts with respect to such Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

(16) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to any of such Securities (whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein);

(17) if any one or more of Section 401 relating to satisfaction and discharge, Section 402(2) relating to defeasance or Section 402(3) relating to covenant defeasance shall not be applicable to such Securities, and any covenants in addition to or other than those specified in Section 402(3) relating to such Securities which shall be subject to covenant defeasance, and, if such Securities are subject to repurchase or repayment at the option of the Holders thereof pursuant to Article Thirteen, if the Company’s obligation to repurchase or repay such Securities will be subject to satisfaction and discharge pursuant to Section 401 or to defeasance or covenant defeasance pursuant to Section 402, and, if the Holders of such Securities have the right to convert or exchange such Securities into Common Stock or other securities or property, if the right to effect such conversion or exchange will be subject to satisfaction and discharge pursuant to Section 401 or to defeasance or covenant defeasance pursuant to Section 402, and any deletions from, or modifications or additions to, the provisions of Article Four (including any modification which would permit satisfaction and discharge, defeasance or covenant defeasance to be effected with respect to less than all of the outstanding Securities of such series) in respect of such Securities;

(18) if any of such Securities are to be issuable upon the exercise of warrants, and the time, manner and place for such Securities to be authenticated and delivered;

(19) if any of such Securities are issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(20) whether and under what circumstances the Company will pay Additional Amounts on such Securities to any holder who is a United States Alien in respect of any tax, assessment or other government charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts;

(21) if there is more than one Trustee, the identity of the Trustee that has any obligations, duties and remedies with respect to such Securities and, if not the Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Securities;

(22) the extent to which, or the manner in which, any interest payable on a temporary global Security will be paid if other than in the manner provided in this Indenture; and

(23) any other terms of such Securities and any deletions from or modifications or additions to this Indenture in respect of such Securities.

All Securities of any one series shall be substantially identical except as to Currency of payments due thereunder, denomination and the rate of interest, or method of determining the rate of interest, if any, Maturity, and the date from which interest, if any, shall accrue and except as may otherwise be provided by the Company in or pursuant to the Board Resolution of the Company and set forth in the Officer’s Certificate of the Company or in any indenture or indentures supplemental hereto pertaining to such series of Securities. The Securities of any series shall be authenticated and delivered by the Trustee on original issue from time to time upon receipt of an Officer’s Certificate, Opinion of Counsel and Company Order pursuant to Section 303.

All Securities of any one series need not be issued at the same time and, unless otherwise provided by the Company as contemplated by this Section 301, a series may be reopened from time to time without the consent of any Holders for issuances of additional Securities of such series or to establish additional terms of such series of Securities.

If any of the terms of the Securities of any series shall be established by action taken by or pursuant to Board Resolutions of the Company, such Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officer’s Certificate of the Company setting forth the terms of such series.

Section 302. Currency; Denominations.

Unless otherwise provided in or pursuant to this Indenture, the principal of, any premium and interest on and any Additional Amounts with respect to the Securities shall be payable in Dollars. Unless otherwise provided in or pursuant to this Indenture, Registered Securities denominated in Dollars shall be issuable in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Securities not denominated in Dollars shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.

Section 303. Execution, Authentication, Delivery and Dating.

Securities shall be executed on behalf of the Company by its Chairman, its Chief Executive Officer, its President, its Chief Financial Officer, its Chief Operating Officer, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers, or its Secretary or one of its Assistant Secretaries, or any individual serving in any of the foregoing roles in an interim capacity, and may (but need not) have its corporate seal or a facsimile thereof reproduced thereon. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall, to the fullest extent permitted by law, bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities, executed by the Company, to the Trustee for authentication and, provided that the Board Resolution and Officer’s Certificate of the Company or supplemental indenture or indentures with respect to such Securities referred to in Section 301 and a Company Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in conclusively relying upon, an Opinion of Counsel to the following effect, which Opinion of Counsel may contain such assumptions, qualifications and limitations as such counsel and Trustee shall deem appropriate:

(a) the form or forms and terms of such Securities have been established in conformity with Sections 201 and 301 of this Indenture; and

(b) all conditions precedent set forth in this Indenture to the authentication and delivery of such Securities have been complied with and that such Securities, when completed by appropriate insertions (if applicable), executed by duly authorized officers of the Company, delivered by duly authorized officers of the Company to the Trustee for authentication pursuant to this Indenture, and authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except, as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel at the time of issuance of each Security, but such opinion, with such modifications as counsel shall deem appropriate, shall be delivered at or before the time of issuance of the first Security of such series. After any such first delivery, any separate request by the Company that the Trustee authenticate Securities of such series for original issue will be accompanied by (i) a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with and (ii) a Company Order for the authentication and delivery of such Securities.

The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or will otherwise be in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each Registered Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 202 or 611 executed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized signatories. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 304. Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and deliver, in the manner provided in Section 303, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued or in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.

Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions set forth in this Indenture or the provisions established pursuant to Section 301, if temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. Except as otherwise provided in or pursuant to this Indenture, after the preparation of definitive Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof. Except as otherwise provided in or pursuant to this Indenture, upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and, upon Company Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and containing identical terms and provisions. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 305. Registration, Transfer and Exchange.

With respect to the Registered Securities of each series, if any, the Company shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at the Corporate Trust Office for such series in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Registered Securities of such series and of transfers of the Registered Securities of such series. Such Office or Agency shall be the “Security Registrar” for that series of Securities. Unless otherwise specified in or pursuant to this Indenture or the Securities, the initial Security Registrar for each series of Securities shall be as specified in the last paragraph of Section 1002. The Company shall have the right to remove and replace from time to time the Security Registrar for any series of Securities; provided that no such removal or replacement shall be effective until a successor Security Registrar with respect to such series of Securities shall have been appointed by the Company and shall have accepted such appointment. In the event that the Trustee shall not be or shall cease to be Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. There shall be only one Security Register for each series of Securities.

Except as otherwise provided in or pursuant to this Indenture, upon surrender for registration of transfer of any Registered Security of any series at any Office or Agency for such series, the Company shall execute, and, upon Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

Except as otherwise provided in or pursuant to this Indenture, at the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Office or Agency for such series. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and, upon Company Order, the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, the global Securities of any series shall be exchangeable for definitive certificated Securities of such series only if (i) the Depository for such global Securities notifies the Company that it is unwilling or unable to continue as a Depository for such global Securities or at any time the Depository for such global Securities ceases to be a clearing agency registered as such under the Exchange Act, if so required by applicable law or regulation, and no successor Depository for such Securities shall have been appointed by the Company within 90 days of such notification or of the Company becoming aware of the Depository’s ceasing to be so registered, as the case may be, (ii) the Company, in its sole discretion, determines that the Securities of such series shall no longer be represented by one or more global Securities and executes and delivers to the Trustee a Company Order to the effect that such global Securities shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to such Securities and the Depository for such global Securities wishes to exchange such Securities for definitive certificated Securities.

If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities as the result of an event described in clause (i), (ii) or (iii) of the preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered from time to time by the Depository (or its custodian) as shall be specified in the Company Order with respect thereto (which the Company agrees to deliver), and in accordance with instructions given to the Trustee and the Depository (which instructions shall be in writing but need not be contained in or accompanied by an Officer’s Certificate of the Company or be accompanied by an Opinion of Counsel), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged, which (unless such Securities are not issuable as Registered Securities, in which case the definitive Securities exchanged for the global Security shall be issuable only in the form in which the Securities are issuable, as provided in or pursuant to this Indenture) shall be in the form of Registered Securities, and which shall be in such denominations and registered in such names, as shall be specified by the Depository; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same series to be redeemed and ending on the relevant Redemption Date. Promptly following any such exchange in part, such global Security shall be returned by the Trustee to such Depository (or its custodian) or such other Depository (or its custodian) referred to above in accordance with the instructions of the Company referred to above, and the Trustee shall endorse such global Security to reflect the decrease in the principal amount thereof resulting from such exchange. If a Registered Security is issued in exchange for any portion of a global Security after the close of business at the Office or Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security shall be payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, or any redemption or repayment of Securities, or any conversion or exchange of Securities for other types of securities or property, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 905 or 1107, upon repayment or repurchase in part of any Registered Security pursuant to Article Thirteen, or upon surrender in part of any Registered Security for conversion or exchange into Common Stock or other securities or property pursuant to its terms, in each case not involving any transfer.

The transferor of any Securities shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Except as otherwise provided in or pursuant to this Indenture, the Company shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of like tenor and terms and of the same series under Section 1103 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Registered Security, or portion thereof, so selected for redemption, except in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repayment at the option of the Holder pursuant to Article Thirteen and not withdrawn, except the portion, if any, of such Security not to be so repaid.

Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Security Registrar shall be responsible for ascertaining whether any issuance, exchange or transfer of Securities complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, the U.S. Employee Retirement Income Security Act of 1974 (or, in the case of a governmental plan or a church plan (as described in Sections 3(32) and 3(33) thereof, respectively), any substantially similar federal, state or local law), the U.S. Internal Revenue Code of 1986 or the Investment Company Act of 1940.

Section 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, subject to the provisions of this Section 306, the Company shall execute and, upon Company Order, the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon the Company’s written request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing provisions of this Section 306, in case any mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its legal counsel) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall (to the extent lawful) be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307. Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Registered Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Registered Security (or a Predecessor Security thereof) at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2); and

(2) The Company may make payment of any Defaulted Interest in any other lawful manner, including without limitation paying to the Holders thereof on the relevant Regular Record Date, not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

Unless otherwise provided in or pursuant to this Indenture or the Securities of any particular series, at the option of the Company, interest on Registered Securities on any Interest Payment Date may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States of America.

Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308. Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered in the Security Register as the owner of such Registered Security for the purpose of receiving payment of principal of, any premium and (subject to Sections 305 and 307) interest on and any Additional Amounts with respect to such Registered Security and for all other purposes whatsoever, whether or not any payment with respect to such Registered Security shall be overdue, and neither the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

No owner of any beneficial interest in any global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such global Security, and such Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such global Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Paying Agent or the Security Registrar from giving effect to any written certification, proxy or other authorization furnished by the applicable Depository, as a Holder, with respect to a global Security or impair, as between such Depository and the owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as the Holder of such global Security.

Section 309. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be promptly delivered to the Trustee, and any such Securities, as well as Securities surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee in accordance with its customary procedures. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its then customary procedures, unless by a Company Order the Company directs their return to it.

Section 310. Computation of Interest.

Except as otherwise provided in or pursuant to this Indenture or in the Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311. CUSIP Numbers.

The Company in issuing the Securities may use CUSIP, ISIN or other similar numbers (if then generally in use), and, if so, the Company, the Trustee or the Security Registrar may use CUSIP, ISIN or such other numbers in notices or redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, in which case none of the Company or, as the case may be, the Trustee or the Security Registrar, or any agent of any of them, shall have any liability in respect of any CUSIP, ISIN or such other numbers used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE OF INDENTURE

Section 401. Satisfaction and Discharge.

Unless, pursuant to Section 301, the provisions of this Section 401 shall not be applicable with respect to the Securities of any series, upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Company Order, and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(1) either:

(a) all Securities of such series theretofore authenticated and delivered have been delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (ii) Securities of such series for whose payment money therefore has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) to the Trustee for cancellation; or

(b) all Securities of such series not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in the Currency in which such Securities are payable in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on, and, to the extent that the Securities of such series provide for the payment of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to the Securities of such series is at the time of deposit determinable by the Company (in the exercise by the Company of its reasonable discretion), any Additional Amounts with respect to such Securities to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series (including amounts payable to the Trustee pursuant to Section 606); and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

In the event there are Securities of two or more series Outstanding hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee, if in form and content acceptable to the Trustee and if the other conditions thereto are met.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Company and the Trustee with respect to the Securities of such series under Sections 305, 306, 403, 404, 1002, 1003 and, if applicable to the Securities of such series, 1004 (including, without limitation, with respect to the payment of Additional Amounts, if any, with respect to such Securities as contemplated by Section 1004, but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 401(1)(b)), any rights of Holders of the Securities of such series (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to require the Company to repurchase or repay, and the obligations of the Company to repurchase or repay, such Securities at the option of the Holders pursuant to Article Thirteen hereof, and any rights of Holders of the Securities of such series (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to convert or exchange, and the obligations of the Company to convert or exchange, such Securities into Common Stock or other securities or property, shall survive.

Section 402. Defeasance and Covenant Defeasance.

(1) Unless, pursuant to Section 301, either or both of (i) defeasance of the Securities of or within a series under clause (2) of this Section 402 or (ii) covenant defeasance of the Securities of or within a series under clause (3) of this Section 402 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 402 (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities, and the Company may at its option by Board Resolution, at any time, with respect to the Securities of or within such series, elect to have Section 402(2) or Section 402(3) be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Section 402. Unless otherwise specified pursuant to Section 301 with respect to the Securities of any series, defeasance under clause (2) of this Section 402 and covenant defeasance under clause (3) of this Section 402 may be effected only with respect to all, and not less than all, of the Outstanding Securities of any series. To the extent that the terms of any Security established in or pursuant to this Indenture permit the Company or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, with respect to such Security is due and payable, then unless otherwise provided pursuant to Section 301, the right to extend such date shall terminate upon defeasance or covenant defeasance, as the case may be.

(2) Upon the Company’s exercise of the above option applicable to this Section 402(2) with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of clause (5) of this Section 402 and the other Sections of this Indenture referred to in subclauses (i) through (iv) of this clause (2), and to have satisfied all of its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities to receive, solely (except as provided in subclause (ii) below) from the trust fund described in clause (4)(a) of this Section 402 and as more fully set forth in this Section 402 and 403, payments in respect of the principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, with respect to, such Securities when such payments are due, (ii) the obligations of the Company and the Trustee with respect to such Securities under Sections 305, 306, 1002, 1003 and, if applicable to the Securities of such series, 1004 (including, without limitation, with respect to the payment of Additional Amounts, if any, with respect to such Securities as contemplated by Section 1004, but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to clause (4)(a) of this Section 402)), any rights of Holders of such Securities (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to require the Company to repurchase or repay, and the obligations of the Company to repurchase or repay, such Securities at the option of the Holders pursuant to Article Thirteen hereof, and any rights of Holders of such Securities (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to convert or exchange, and the obligations of the Company to convert or exchange, such Securities into Common Stock or other securities or property, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 402 and Sections 403 and 404. The Company may exercise its option under this Section 402(2) notwithstanding the prior exercise of its option under Section 402(3) with respect to such Securities.

(3) Upon the Company’s exercise of the above option applicable to this Section 402(3) with respect to any Securities of or within a series, the Company shall be released from its obligations under clauses (i) and (ii) of Section 1005 and, to the extent specified pursuant to Section 301, any other covenant applicable to such Securities with respect to such Securities shall cease to be applicable to such Securities on and after the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means, with respect to such Outstanding Securities, the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or any such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(5) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

(4) The following shall be the conditions to application of clause (2) or (3) of this Section 402 to any Outstanding Securities of or within a series:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Section 402 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) an amount in Dollars or in such Foreign Currency in which such Securities are then specified as payable at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with subsection (f) below, on the relevant Redemption Date, as the case may be, or (2) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with subsection (f) below, on the relevant Redemption Date, as the case may be) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on, and, to the extent that such Securities provide for the payment of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to the Securities of such series is at the time of deposit determinable by the Company (in the exercise by the Company of its reasonable discretion), any Additional Amounts with respect to, such Outstanding Securities on the Maturity or Stated Maturity of such principal or interest, and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.

(b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound.

(c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit, and, solely in the case of defeasance under Section 402(2), no Event of Default with respect to such Securities under clause (5) or (6) of Section 501 or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities under clause (5) or (6) of Section 501 shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to defeasance under Section 402(2) shall not be deemed satisfied until the expiration of such period).

(d) In the case of defeasance pursuant to Section 402(2), the Company shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or, in the case of covenant defeasance pursuant to Section 402(3), the Company shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(e) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance, as the case may be, under this Indenture have been complied with.

(f) If the monies or Government Obligations or combination thereof, as the case may be, deposited under subclause (a) above are sufficient to pay the principal of, and premium, if any, and interest, if any, on and, to the extent provided in such subclause (a), Additional Amounts with respect to, such Securities on a particular Redemption Date, the Company shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.

(g) Notwithstanding any other provisions of this Section 402(4), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 301.

(5) Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee) pursuant to clause (4)(a) of Section 402 in respect of any Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Subsidiary or Affiliate of the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified in or pursuant to this Indenture or any Securities, if, after a deposit referred to in Section 402(4)(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 301 or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 402(4)(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 402(4)(a) has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on, and Additional Amounts, if any, with respect to, such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to subclause (a) above, the applicable market exchange rate for such Currency in effect on the second Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4)(a) of this Section 402 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 402.

Section 403. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations deposited with the Trustee pursuant to Section 401 or 402 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, interest and Additional Amounts for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

Section 404. Reinstatement.

If the Trustee (or other qualifying trustee appointed pursuant to Section 402(4)(a)) or any Paying Agent is unable to apply any moneys or Government Obligations deposited pursuant to Section 401(1) or 402(4)(a) to pay any principal of or premium, if any, or interest, if any, on or Additional Amounts, if any, with respect to the Securities of any series by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee) or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of and premium, if any, and interest, if any, on and Additional Amounts, if any, in respect of the Securities of such series as contemplated by Section 401 or 402 as the case may be, and Section 403; provided, however, that if the Company makes any payment of the principal of or premium, if any, or interest, if any, on or Additional Amounts, if any, in respect of the Securities of such series following the reinstatement of its obligations as aforesaid, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the funds held by the Trustee (or other qualifying trustee) or Paying Agent.

ARTICLE FIVE

REMEDIES

Section 501. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officer’s Certificate of the Company establishing the terms of such series pursuant to this Indenture:

(1) default in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any of the Securities of such series when such interest or such Additional Amounts, as the case may be, become due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any of the Securities of such series when due (whether at Maturity, upon redemption or exercise of a repurchase right or otherwise and whether payable in cash or in shares of Common Stock or other securities or property); or

(3) default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the Securities of such series; or

(4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or any of the Securities of such series (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 501 or a covenant or warranty which has expressly been included in this Indenture, whether or not by means of a supplemental indenture, solely for the benefit of Securities of a series other than such series), and continuance of such default or breach (without such default or breach having been waived in accordance of the provisions of this Indenture) for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under any applicable U.S. federal or state law, or appointing a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries or of any substantial part of the property of the Company or any of its Significant Subsidiaries, or ordering the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries, and the continuance of any such decree or order for relief unstayed and in effect for a period of 60 consecutive days; or

(6) the commencement by the Company or any of its Significant Subsidiaries of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any of its Significant Subsidiaries to the entry of a decree or order for relief in respect of by the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against by the Company or any of its Significant Subsidiaries, or the filing by the Company or any of its Significant Subsidiaries of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Company or any of its Significant

Subsidiaries to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or of any substantial part of the property of by the Company or any of its Significant Subsidiaries, or the making by the Company or any of its Significant Subsidiaries of an assignment for the benefit of creditors, or the taking of corporate action by the Company or any of its Significant Subsidiaries in furtherance of any such action; or

(7) any other Event of Default provided in or pursuant to this Indenture with respect to Securities of such series.

Section 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 501) with respect to Securities of any series occurs and is continuing, and a Responsible Officer of the Trustee has actual knowledge of such Event of Default, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series may declare the principal of all the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount, as the case may be, and such accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in clause (5) or (6) of Section 501 with respect to the Securities of any series occurs in respect of the Company, then the principal of all of the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and accrued and unpaid interest, if any, thereon shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Securities of such series.

At any time after Securities of any series have been accelerated (whether by declaration of the Trustee or the Holders or automatically) and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited, or caused to be paid or deposited, with the Trustee a sum of money sufficient to pay (or, to the extent that the terms of the Securities of such series established pursuant to Section 301 expressly provide for payment to be made in shares of Common Stock or other securities or property, shares of Common Stock or other securities or property, together with cash in lieu of fractional shares or securities, sufficient to pay)

(a) all overdue installments of any interest on any Securities of such series which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto,

(b) the principal of and any premium on any Securities of such series which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto and, to the extent permitted by applicable law, interest thereon at the rate or respective rates, as the case may be, provided for in or with respect to such Securities, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities,

(c) to the extent permitted by applicable law, interest upon installments of any interest, if any, which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto at the rate or respective rates, as the case may be, provided for in or with respect to such Securities, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities, and

(d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 606; and

(2) all Events of Default with respect to Securities of such series other than the non-payment of the principal of, any premium and interest on, and any Additional Amounts with respect to Securities of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1) default is made in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any Security when such interest or Additional Amounts, as the case may be, shall have become due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any Security at its Maturity, or

(3) default is made in the deposit of any sinking fund payment when due,

the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount of money then due and payable with respect to such Securities, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest and Additional Amounts at the rate or respective rates, as the case may be, provided for or with respect to such Securities or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 606.

If the Company fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of the principal and any premium, interest and Additional Amounts owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Securities allowed in such judicial proceeding, and

(2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent in writing in its sole discretion to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 505. Trustee May Enforce Claims without Possession of Securities.

All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Security in respect of which such judgment has been recovered.

Section 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article Five with respect to the Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Amounts, upon presentation of such Securities, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee, any Paying Agent, Security Registrar, Authenticating Agent and any predecessor Trustee under the Indenture;

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal and any premium, interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and any premium, interest and Additional Amounts;

THIRD: The balance, if any, to the Person or Persons entitled thereto.

Section 507. Limitations on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the losses, damages, costs, expenses and liabilities, including reasonable attorneys’ fees, costs and expenses and court costs, to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders or Holders of Securities of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 508. Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Amounts.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium, if any, and (subject to Sections 305 and 307) interest, if any, on and any Additional Amounts with respect to such Security on the respective Stated Maturity or Maturities therefor specified in such Security (or, in the case of redemption, on the Redemption Date or, in the case of repayment pursuant to Article Thirteen hereof at the option of such Holder if provided in or pursuant to this Indenture, on the date such repayment is due) and, in the case of any Security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, such Security in accordance with its terms, and to institute suit for the enforcement of any such payment and any such right to convert or exchange, and such right shall not be impaired without the consent of such Holder.

Section 509. Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative.

To the extent permitted by applicable law and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall, to the extent permitted by applicable law, impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Security may, to the extent permitted by applicable law, be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

Section 512. Control by Holders of Securities.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of any series,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series (or any other series) not joining in such action.

Section 513. Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series may waive any past default hereunder with respect to such series and its consequences, except

(1) a default in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any Security of such series, or

(2) in the case of any Securities which are convertible into or exchangeable for Common Stock or other securities or property, a default in any such conversion or exchange, or

(3) a default in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514. Waiver of Usury, Stay or Extension Laws.

The Company covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or any other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of or premium, if any, or interest, if any on or Additional Amounts, if any, with respect to any Securities as contemplated herein and therein or which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 515. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and disbursements, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 515 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts, if any, with respect to any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, and, in the case of repayment at the option of the Holder pursuant to Article Thirteen hereof, on or after the date for repayment) or for the enforcement of the right, if any, to convert or exchange any Security into Common Stock or other securities or property in accordance with its terms.

ARTICLE SIX

THE TRUSTEE

Section 601. Certain Rights of Trustee.

Subject to Sections 315(a) through 315(d) of the Trust Indenture Act:

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order (in each case, other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of willful misconduct or bad faith on its part, conclusively rely upon an Officer’s Certificate;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the losses, damages, costs, expenses and liabilities, including reasonable attorneys’ fees, costs and expenses and court costs, which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee need perform only those duties that are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers. The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder. The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so;

(9) the Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Company shall provide to the Trustee an incumbency certificate listing designated persons with the authority to provide such instructions, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile transmission instructions (or instructions by a similar electronic method) and the Trustee in its sole and absolute discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, damages, costs, fees or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or inconsistency with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception by third parties;

(10) for all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or such a default, as the case may be, is received by the Trustee at the Corporate Trust Office. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or such a default, as the case may be, such reference shall be construed to refer only to such an Event of Default or such a default, as the case may be, of which the Trustee is deemed to have notice as described in this Section 601(10);

(11) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(12) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 602. Notice of Defaults.

Within 90 days after the Trustee has knowledge of the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series entitled to receive reports pursuant to Section 703(3), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or Additional Amounts or any sinking fund installment with respect to, any Security of such series or in the conversion or exchange of any Security of such series into Common Stock or other securities or property in accordance with its terms, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 603. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

Section 604. May Hold Securities; Transactions with the Company.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person; provided, however, that if the Trustee acquires any conflicting interest relating to any of its duties with respect to the Securities, it must either eliminate such conflict or resign as Trustee.

Section 605. Money Held in Trust.

Except as provided in Section 403 and Section 1003, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 606. Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time such compensation as shall be agreed in writing with the Company for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel, such as attorneys’ fees, costs and expenses), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or willful misconduct; and

(3) to indemnify the Trustee, its directors, officers, employees and its agents for, and to hold them harmless against, any loss, claim, cause of action, damage, liability or reasonable cost or expense (including, without limitation, the reasonable fees and disbursements of the Trustee’s agents, legal counsel, accountants and experts), arising out of or in connection with this Indenture (including the cost and expenses of enforcing this Indenture (including this Section 606) against the Company) or the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that any such loss, claim, cause of action, damage, liability or expense was due to the Trustee’s negligence or willful misconduct.

The foregoing payment obligations and indemnities shall survive the termination of this Indenture and the resignation or removal of the Trustee.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or premium or interest on or any Additional Amounts with respect to Securities.

Any compensation or expense incurred by the Trustee after a default specified by Section 501(5) or (6) is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 606 shall include any predecessor Trustee but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 606. The provisions of this Section 606 shall, to the extent permitted by law, survive any termination or expiration of this Indenture (including, without limitation, termination pursuant to any then applicable bankruptcy or insolvency law) and the resignation or removal of the Trustee.

Section 607. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that is a Corporation, organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 608. Resignation and Removal; Appointment of Successor.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 609.

(2) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series at the expense of the Company.

(3) The Trustee may be removed at any time, upon 30 days’ notice, with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series at the expense of the Company.

(4) If at any time:

(a) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Company or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months, or

(b) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or any such Holder, or

(c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or pursuant to a Board Resolution, may remove the Trustee with respect to all Securities or the Securities of such series, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 609. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 609, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 609, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series. No predecessor Trustee shall have any responsibility or liability for the action or inaction of any successor Trustee.

(6) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Securities, if any, of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 609. Acceptance of Appointment by Successor.

(1) Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 1003, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 606.

(2) Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees, that each such Trustee shall be separate and apart from any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor relates and subject to Section 1003 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 606.

(3) Upon request of any Person appointed hereunder as a successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

(4) No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.

Section 610. Merger, Conversion, Consolidation or Succession to Business.

Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder (provided that such Corporation shall otherwise be qualified and eligible under this Article), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any such successor to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities in either its own name or that of its predecessor Trustee.

Section 611. Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those series issued upon original issue, exchange, registration of transfer, partial redemption, partial repayment, partial conversion or exchange for Common Stock or other securities or property, or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. The Trustee shall have no responsibility or liability for the action or inaction of any Authenticating Agent, Security Registrar or Paying Agent (in each case, that is not the Trustee).

Each Authenticating Agent shall be acceptable to the Company and, except as provided in or pursuant to this Indenture, shall at all times be a Corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Registered Securities, if any, of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section.

The provisions of Sections 308, 603 and 604 shall be applicable to each Authenticating Agent.

If an Authenticating Agent is appointed with respect to one or more series of Securities pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

UMB Bank, N.A., As Trustee

By:	[Authenticating Agent]
As Authenticating Agent

By:
Authorized Signatory

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officer’s Certificate of the Company), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701. Company to Furnish Trustee Names and Addresses of Holders.

In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Trustee

(1) semi-annually with respect to Securities of each series not later than May 1 and November 1 of the year or upon such other dates as are set forth in or pursuant to the Board Resolution or indenture supplemental hereto authorizing such series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.

Section 702. Preservation of Information, Communications to Holders.

The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 703. Reports by Trustee.

(1) Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 301, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Sections 313(a) and 313(b)(2) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

(2) The Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.

(3) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

Section 704. Reports by Company.

The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(1) file with the Trustee, within 15 days after the Company has filed the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

The Trustee agrees that any quarterly or annual report or other information, document or other report that the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act on the Commission’s EDGAR system shall be deemed to constitute delivery of such filing to the Trustee, provided, however, that the Trustee shall have no responsibility whatsoever to determine if such filing has occurred. The Trustee shall have no responsibility or liability for the filing, timeliness or content of any report required under this Section 704 or any other reports, information and documents required under this Indenture (aside from any report that is expressly the responsibility of the Trustee subject to the terms hereof). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER AND SALES

Section 801. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any Person or sell, assign, transfer, lease or otherwise convey all or substantially all its properties and assets to any Person, unless:

(A) either (i) the Company shall be the continuing Person (in the case of a merger), or (ii) the successor Person (if other than the Company) formed by or resulting from such consolidation or amalgamation or into which the Company is merged or to which such sale, assignment, transfer, lease or other conveyance of all or substantially all of the properties and assets of the Company is made, shall be a Corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia, and such successor Person shall expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor Corporation and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to, all the Outstanding Securities and the due and punctual performance and observance of every obligation in this Indenture and the Outstanding Securities on the part of the Company to be performed or observed, and which supplemental indenture shall provide for conversion or exchange rights in accordance with the provisions of the Securities of any series that are convertible or exchangeable into Common Stock or other securities or property;

(B) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(C) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802. Successor Person Substituted for Company.

Upon any consolidation or amalgamation by the Company with or merger of the Company into any other Person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any Person in accordance with Section 801, the successor Person formed by such consolidation or amalgamation or into which the Company is merged or to which such sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901. Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Securities, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(1) to modify the restrictions on and procedures for resale, attempted resale, and other transfers of the Securities or interests therein to reflect any change in applicable law or regulation (or interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally; or

(2) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

(3) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company with respect to all or any series of Securities issued under this Indenture (as shall be specified in such supplemental indenture or indentures); or

(4) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301, including, without limitation, any conversion or exchange provisions applicable to Securities which are convertible into or exchangeable for other securities or property, and any deletions from or additions or changes to this Indenture in connection therewith (provided that any such deletions, additions and changes shall not be applicable to any other series of Securities then Outstanding); or

(5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609; or

(6) to cure any ambiguity or to correct or supplement any provision herein which may be defective or which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, or to make any change necessary to comply with any requirement of the Commission in connection with the Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the Holders of Securities of any series then Outstanding, in any material respect; or

(7) to add any additional Events of Default with respect to all or any series of Securities (as shall be specified in such supplemental indenture); or

(8) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of Securities pursuant to Article Four, provided that any such action shall not adversely affect the interests of any Holder of a Security of such series and or any other Security; or

(9) to secure the Securities or to add guarantees for the benefit of the Securities; or

(10) to amend or supplement any provision contained herein or in any supplemental indenture or in any Securities (which amendment or supplement may apply to one or more series of Securities or to one or more Securities within any series as specified in such supplemental indenture or indentures), provided that such amendment or supplement does not apply to any Outstanding Security issued prior to the date of such supplemental indenture and entitled to the benefits of such provision; or

(11) in the case of any series of Securities which are convertible into or exchangeable for Common Stock or other securities or property, to safeguard or provide for the conversion or exchange rights, as the case may be, of such Securities in the event of any reclassification or change of outstanding shares of Common Stock or any merger, consolidation, statutory share exchange or combination of the Company with or into another Person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties and assets of the Company to any other Person or other similar transactions, if expressly required by the terms of such series of Securities established pursuant to Section 301; or

(12) to conform the terms of the Indenture or the Securities of a series to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of such Securities, as set forth in an Officer’s Certificate.

Section 902. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture (voting as separate classes), by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Securities of such series or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall

(1) change the Stated Maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any Security, or reduce the principal amount thereof or the premium, if any, thereon or the rate (or modify the calculation of such rate) of interest thereon, or reduce the amount payable upon redemption thereof at the option of the Company or repayment or repurchase thereof at the option of the Holder, or reduce any Additional Amounts payable with respect thereto, or change the obligation of the Company to pay Additional Amounts pursuant to Section 1004 (except as contemplated by Section 801(1)(A) or 801(2)(A) and permitted by Section 901(1)), or reduce the amount of the principal of any Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or adversely affect the right of repayment or repurchase at the option of any Holder as contemplated by Article Thirteen, or change the Place of Payment where or the Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment or repurchase pursuant to Article Thirteen at the option of the Holder, on or after the date for repayment or repurchase) in each case as such Stated Maturity, Redemption Date or date for repayment or repurchase may, if applicable, be extended in accordance with the terms of such Security, or in the case of any Security which is convertible into or exchangeable for shares of Common Stock or other securities or property, impair the right to institute suit to enforce the right to convert or exchange such Security in accordance with its terms, or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 513 of this Indenture, or reduce the requirements of Section 1504 for quorum or voting, or

(3) modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

(4) modify the subordination provisions of any Securities that are subordinated obligations of the Company, or

(5) make any change that adversely affects the right, if any, to convert or exchange any Security for shares of Common Stock or other securities or property in accordance with its terms.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Anything in this Indenture to the contrary notwithstanding, if more than one series of Securities is Outstanding, the Company shall be entitled to enter into a supplemental indenture under this Section 902 with respect to any one or more series of Outstanding Securities without entering into a supplemental indenture with respect to any other series of Outstanding Securities.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903. Execution of Supplemental Indentures.

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel of the Company to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable obligation of the Company, subject to customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee, upon Company Order, in exchange for Outstanding Securities of such series.

Section 906. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE TEN

COVENANTS

Section 1001. Payment of Principal, Premium, Interest and Additional Amounts.

The Company covenants and agrees for the benefit of the Holders of the Securities of each series that it will duly and punctually pay the principal of, any premium and interest on and any Additional Amounts with respect to the Securities of such series, whether payable in cash, shares of Common Stock or other securities or property, in accordance with the terms thereof, and this Indenture.

Section 1002. Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment for any series of Securities an Office or Agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, where Securities of such series that are convertible or exchangeable may be surrendered for conversion or exchange, and where notices and demands to or upon the Company in respect of the Securities of such series relating thereto and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Company shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. In no event shall the Trustee be required to maintain a Corporate Trust Office other than in New York, New York.

The Company may also from time to time designate one or more other Offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an Office or Agency in each Place of Payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency.

Section 1003. Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, any premium or interest on, or any Additional Amounts with respect to any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency or Currencies in which the Securities of such series are payable sufficient to pay the principal, any premium, interest and Additional Amounts, as the case may be, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of, or any premium or interest on or any Additional Amounts with respect to, any Securities of such series, deposit with any Paying Agent a sum (in the Currency or Currencies described in the preceding paragraph) sufficient to pay the principal, premium, interest and Additional Amounts, as the case may be, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(1) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(2) give the Trustee written notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

To the extent that the terms of any Securities established pursuant to Section 301 provide that any principal of, or premium or interest, if any, on or any Additional Amounts with respect to any such Securities is or may be payable in shares of Common Stock or other securities or property, then the provisions of this Section 1003 shall apply, mutatis mutandis, to such shares of Common Stock or other securities or property.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any Security of any series and remaining unclaimed for two years after such principal or such premium or interest or Additional Amount shall have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, not later than 30 days after the Company’s request for such repayment, at the expense of the Company cause to be mailed to Holders of Registered Securities of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing nor shall it be earlier than two years after such principal and any premium or interest or Additional Amounts shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004. Additional Amounts.

If any Securities of a series provide for the payment of Additional Amounts, the Company agrees to pay to the Holder of any such Securities, Additional Amounts as provided in or pursuant to this Indenture or such Securities. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made. The Trustee shall receive notice of such Additional Amounts in advance of any interest payment date.

Except as otherwise provided in or pursuant to this Indenture or the Securities of any series, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to such series of Securities (or if the Securities of such series shall not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Company shall furnish to the Trustee and the Paying Agent or Paying Agents, if other than the Trustee, an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and premium, if any, or interest, if any, on the Securities of such series shall be made to Holders of Securities of such series who are United States Aliens without withholding or deduction for or on account of any tax, assessment or other governmental charge described in the Securities of such series or pursuant to Section 301 with respect to the Securities of such series. If any such withholding or deduction shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on or deducted from such payments to such Holders of Securities, and the Company agrees to pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, damage, liability, cost or expense, including attorneys’ fees, costs and expenses, reasonably incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section. Nothing in this Section 1004 or elsewhere in this Indenture shall limit the obligation of the Company to pay Additional Amounts with respect to the Securities of any series pursuant to the terms, if any, established pursuant to Section 301 with respect to the Securities of such series.

Section 1005. Corporate Existence.

Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) the corporate existence of the Company, and (ii) the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise of the Company if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company taken as a whole.

Section 1006. Company Statement as to Compliance.

Each of the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officer’s

Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or periods of grace) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101. Applicability of Article.

Redemption of Securities of any series at the option of the Company as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article. Unless the terms of any Securities provide otherwise, any redemption may be subject to one or more conditions precedent set out in the notice of redemption pursuant to Section 1104.

Section 1102. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee and agreed upon in writing by the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed, of any conditions precedent to such redemption, and, in the event that the Company shall determine that the Securities of any series to be redeemed shall be selected from Securities of such series having the same issue date, interest rate or interest rate formula, Stated Maturity and other terms (the “Equivalent Terms”), the Company shall notify the Trustee of such Equivalent Terms.

In the case of any redemption of Securities (A) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (B) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and Opinion of Counsel evidencing compliance with such restriction or condition.

Section 1103. Selection by Trustee of Securities to be Redeemed.

If less than all of the Securities of any series are to be redeemed or if less than all of the Securities of any series with Equivalent Terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series or from the Outstanding Securities of such series with Equivalent Terms, as the case may be, not previously called for redemption, by such method as the Trustee shall deem fair and appropriate in accordance with Depository procedures and which may provide for the selection for redemption of portions of the principal amount of Registered Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

Unless otherwise specified in or pursuant to this Indenture or the Securities of any series, if any Security selected for partial redemption is converted or exchanged for Common Stock or other securities or property in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted or exchanged portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

Section 1104. Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 106, not less than 10 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portions thereof.

Any notice that is mailed to the Holder of any Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

(4) that, in case any Security is to be redeemed in part only, on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, together (if applicable) with accrued and unpaid interest, if any, thereon (subject, if applicable, to the provisos to the first paragraph of Section 1106), and, if applicable, that interest thereon shall cease to accrue on and after said date,

(6) the place or places where such Securities maturing after the Redemption Date are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto,

(7) that the redemption is for a sinking fund, if such is the case,

(8) in the case of Securities of any series that are convertible or exchangeable into shares of Common Stock or other securities or property, the then current conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such series to be redeemed will commence or terminate, as applicable, and the place or places where and the Persons to whom such Securities may be surrendered for conversion or exchange,

(9) the CUSIP number, Common Code or ISIN number of such Securities, if any (or any other numbers used by a Depository to identify such Securities), and

(10) any conditions precedent to the Company’s obligation to redeem the Securities.

A copy of any notice of redemption shall promptly be provided to the Trustee.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, upon sufficient notice to the Trustee of at least 15 days (or such earlier date as the Trustee shall accept), by the Trustee in the name and at the expense of the Company. Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of indebtedness, or other corporate transaction or event. Notice of any redemption in respect thereof will be given prior to the completion thereof and may be partial as a result of only some of the conditions being satisfied.

Section 1105. Deposit of Redemption Price.

On or prior to 10:00 a.m. (local time in New York City) on any Redemption Date, the Company shall deposit, with respect to the Securities of any series called for redemption pursuant to Section 1104, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the applicable Currency sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified pursuant to Section 301 for or in the Securities of such series) any accrued interest on and Additional Amounts with respect to, all such Securities or portions thereof which are to be redeemed on that date.

Section 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, and subject to the satisfaction of any conditions precedent, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with (unless otherwise provided with respect to the Securities of such series pursuant to Section 301) accrued and unpaid interest, if any, thereon and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with, unless otherwise provided in or pursuant to this Indenture, any accrued and unpaid interest thereon and Additional Amounts with respect thereto to but excluding the Redemption Date; provided, however, that, except as otherwise specified in or pursuant to this Indenture or the Registered Securities of such series, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security or, if no rate is prescribed therefor in the Security, at the rate of interest, if any, borne by such Security.

Section 1107. Securities Redeemed in Part.

Any Registered Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver, upon Company Order, to the Holder of such Security without service charge, a new Registered Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Security in global form is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver, upon Company Order, to the Depository for such Security in global form as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.

ARTICLE TWELVE

SINKING FUNDS

Section 1201. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise permitted or required in or pursuant to this Indenture or any Security of such series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and this Indenture.

Section 1202. Satisfaction of Sinking Fund Payments with Securities.

The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any series to be made pursuant to the terms of such Securities (1) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Company), and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 1202, the principal amount of Securities of such series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Company Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the written request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that series purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.

Section 1203. Redemption of Securities for Sinking Fund.

Not less than 75 days prior to each sinking fund payment date for any series of Securities, the Company shall deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officer’s Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN

REPAYMENT AT THE OPTION OF HOLDERS

Section 1301. Applicability of Article.

Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 309, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled. If specified with respect to the Securities of a series as contemplated by Section 301, in connection with any repayment of Securities, the Company may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the applicable repayment date an amount not less than the repayment price payable by the Company on repayment of such Securities, and the obligation of the Company to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

Unless otherwise expressly stated in this Indenture or pursuant to Section 301 with respect to the Securities of any series or unless the context otherwise requires, all references in this Indenture to the repayment of Securities at the option of the Holders thereof (and all references of like import) shall be deemed to include a reference to the repurchase of Securities at the option of the Holders thereof.

ARTICLE FOURTEEN

SECURITIES IN FOREIGN CURRENCIES

Section 1401. Applicability of Article.

Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same Currency or (ii) any distribution to Holders of Securities of any series in which not all of such Securities are denominated in the same Currency, in the absence of any provision to the contrary in or pursuant to this Indenture or the Securities of such series, any amount in respect of any Security denominated in a Currency other than Dollars shall be treated for any such action, determination or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Registered Securities of such series (if any) for such action, determination or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such distribution) as the Company may specify in a written notice to the Trustee.

ARTICLE FIFTEEN

MEETINGS OF HOLDERS OF SECURITIES

Section 1501. Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 1502. Call, Notice and Place of Meetings.

(1) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1501, to be held at such time and at such place in the Borough of Manhattan, The City of New York. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(2) In case at any time the Company (by or pursuant to a Board Resolution) or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 106) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York.

Section 1503. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 1504. Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting or duly reconvened meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of a supermajority in aggregate principal amount of the Outstanding Securities of a series, the Persons entitled to vote the specified supermajority in aggregate principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a supermajority in aggregate principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of the specified supermajority in aggregate principal amount of the Outstanding Securities of that series; and provided, further, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such lesser specified percentage in aggregate principal amount of the Outstanding Securities of such series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series, whether or not such Holders were present or represented at the meeting.

Section 1505. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(2) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1502(2), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(3) At any meeting, each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. If the Securities of such series are issuable in minimum denominations of less than $1,000, then a Holder of such a Security in a principal amount of less than $1,000 shall be entitled to a fraction of one vote which is equal to the fraction that the principal amount of such Security bears to $1,000. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(4) Any meeting of Holders of Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 1506. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

BGC GROUP, INC.,
as Issuer

By:
Name:
Title:

UMB BANK, N.A.,
as Trustee

By:
Name:
Title:

[Signature page to the Indenture between BGC Group, Inc. and UMB Bank, N.A.,

dated                 , 2023]